As filed with the Securities and Exchange Commission on April, 12, 2007
                                                     Registration No. 333-_____
-------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MACROCHEM CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           04-2744744
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                         40 WASHINGTON STREET, SUITE 220
                      WELLESLEY HILLS, MASSACHUSETTS 02481
          (Address, including Zip Code, of Principal Executive Offices)

                    MACROCHEM CORPORATION 2001 INCENTIVE PLAN
                    OPTION CERTIFICATE FOR ROBERT J. DELUCCIA
                   OPTION CERTIFICATE FOR BERNARD R. PATRIACCA
                     OPTION CERTIFICATE FOR GLENN E. DEEGAN
                    OPTION CERTIFICATE FOR JOHN L. ZABRISKIE
                     OPTION CERTIFICATE FOR JEFFREY B. DAVIS
                    OPTION CERTIFICATE FOR HOWARD S. FISCHER
                     OPTION CERTIFICATE FOR MICHAEL A. DAVIS
                     OPTION CERTIFICATE FOR PETER J. MARTIN
                    OPTION CERTIFICATE FOR ROBERT J. DELUCCIA
                    OPTION CERTIFICATE FOR PAUL S. ECHENBERG
                            (Full title of the plan)


                   ROBERT J. DELUCCIA, CHIEF EXECUTIVE OFFICER
                              MACROCHEM CORPORATION
      40 WASHINGTON STREET, SUITE 220, WELLESLEY HILLS, MASSACHUSETTS 02481
                                 (781) 489-7310
            (Name, address and telephone number of agent for service)


                                                    CALCULATION OF REGISTRATION FEE
                                                              Proposed Maximum        Proposed Maximum
     Title of Securities to be           Amount to be        Offering Price Per      Aggregate Offering          Amount of
            Registered                    Registered                Share                  Price             Registration Fee
------------------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------------------ ---------------------- ---------------------- ----------------------- ----------------------
   Common stock, $0.01 par value                 9,633 (2)              $17.22                $165,880.26                  $5.09
   Common stock, $0.01 par value                 2,416 (2)               $7.98                 $19,279.68                  $0.59
   Common stock, $0.01 par value                 9,521 (2)              $10.50                 $99,970.50                  $3.07
   Common stock, $0.01 par value                25,000 (2)               $1.05                 $26,250.00                  $0.81
   Common stock, $0.01 par value                18,000 (2)               $0.45                  $8,100.00                  $0.25
   Common stock, $0.01 par value               982,000 (2)               $0.65                $638,300.00                 $19.60
   Common stock, $0.01 par value               298,668 (3)               $0.41(4)             $122,453.88                  $3.76
   Common stock, $0.01 par value                11,904 (5)              $44.52                $529,966.08                 $16.27
   Common stock, $0.01 par value               945,000 (6)              $ 1.62              $1,530,900.00                 $47.00
                                     ---------------------- ---------------------- ----------------------- ----------------------
              TOTALS                             2,302,142                                  $3,141,100.40                 $96.43

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
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of additional shares of Common Stock that may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.
(2) Represents shares of common stock reserved for issuance upon the exercise of options previously granted under the 2001 Incentive Plan.
(3) Represents shares of Common Stock reserved for issuance pursuant to options available for grant (but not yet granted) under the 2001 Incentive Plan.
(4) Estimated solely for the purposes of calculating the amount of the registration fee. In accordance with Rule 457(h) and (c) of the Securities Act of 1933, as amended, the price shown is the average of the high and low selling prices of the common stock on April 10, 2007 as reported on the OTC Bulletin Board.
(5) Represents shares of Common Stock reserved for issuance upon the exercise of options granted to our chief executive officer, Robert J. DeLuccia, on June 20, 2003.
(6) Represents shares of Common Stock reserved for issuance upon the exercise of options granted on February 10, 2006 to the following independent directors in connection with their service as directors: John L. Zabriskie
     - 45,000; Michael A. Davis - 45,000; Jeffrey B. Davis - 45,000; Howard S. Fischer - 45,000; Paul S. Echenberg - 45,000; Peter G. Martin - 45,000. In addition, represents shares of common stock reserved for issuance upon the exercise of options granted on February 10, 2006 to the following in connection with their service as executive officers: Robert J. DeLuccia - 350,000; Bernard R. Patriacca - 175,000; Glenn E. Deegan - 150,000.



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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

(A) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(B) The Registrant's Current Report on Form 8-K filed on February 23, 2007; and

(C) The Description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act of 1934, as amended, (File No. 0-13634), including any amendment or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are incorporated herein by reference from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.         DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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

Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     Our Certificate of Incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. Our Certificate of Incorporation further provides that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL.

     We have a liability insurance policy in effect which covers certain claims against any of our officers or directors by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

     For the undertaking with respect to indemnification, see Item 9 herein.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.         EXHIBITS.

See Exhibit Index immediately following the signature page.

ITEM 9.         UNDERTAKINGS.

a.       The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, That paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley, Massachusetts on April 12, 2007.

                                          MACROCHEM CORPORATION

                                          BY:  /S/ ROBERT J. DELUCCIA
                                          Robert J. DeLuccia
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

We, the undersigned officers and directors of MacroChem Corporation, hereby severally constitute and appoint Robert J. DeLuccia and Bernard R. Patriacca, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable MacroChem Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities indicated on April 12, 2007.

/S/ ROBERT J. DELUCCIA              Chief Executive Officer, President and
---------------------------------   Vice Chairman of the Board of Directors
Robert J. DeLuccia                  (Principal Executive Officer)

/S/ BERNARD R. PATRIACCA            Vice President & Chief Financial Officer
---------------------------------   (Principal Financial and Accounting Officer)
Bernard R. Patriacca

/S/ JOHN L. ZABRISKIE               Chairman of the Board of Directors
---------------------------------
John L. Zabriskie

/S/ PETER G. MARTIN                 Director
---------------------------------
Peter G. Martin

/S/ MICHAEL A. DAVIS, M.D.          Director
---------------------------------
Michael A. Davis, M.D.

/S/ JEFFREY B. DAVIS                Director
---------------------------------
Jeffrey B. Davis

/S/ PAUL S. ECHENBERG               Director
---------------------------------
Paul S. Echenberg
/S/ HOWARD S. FISCHER               Director
---------------------------------
Howard S. Fischer



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
                                  EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

5.1              Legal opinion of Ropes & Gray LLP.

10.1 MacroChem Corporation 2001 Incentive Plan incorporated by reference to Exhibit 99 to our Form S-8 as filed on August 8, 2001 (File No. 333-67080).

10.2             MacroChem Corporation Option Certificate granted to Robert J.
                 DeLuccia on June 20, 2003.

10.3             MacroChem Corporation Option Certificate granted to John L.
                 Zabriskie on February 10, 2006.

10.4             MacroChem Corporation Option Certificate granted to Howard S.
                 Fischer on February 10, 2006.

10.5             MacroChem Corporation Option Certificate granted to Jeffrey B.
                 Davis on February 10, 2006.

10.6             MacroChem Corporation Option Certificate granted to Michael A.
                 Davis on February 10, 2006.

10.7             MacroChem Corporation Option Certificate granted to Peter G.
                 Martin on February 10, 2006.

10.8             MacroChem Corporation Option Certificate granted to Paul S.
                 Echenberg on February 10, 2006.

10.9             MacroChem Corporation Option Certificate granted to Robert J.
                 DeLuccia on February 10, 2006.

10.10            MacroChem Corporation Option Certificate granted to Bernard R.
                 Patriacca on February 10, 2006.

10.11            MacroChem Corporation Option Certificate granted to Glenn E.
                 Deegan on February 10, 2006.

23.1 Consent of Vitale, Caturano & Company, Ltd., an Independent Registered Public Accounting Firm.

23.2 Consent of Deloitte & Touche, LLP, an Independent Registered Public Accounting Firm

23.3             Consent of Ropes & Gray LLP (included in the opinion filed as
                 Exhibit 5.1).

24.1 Power of attorney pursuant to which amendments to this registration statement may be filed (included on the signature pages in Part II hereof).

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